Exhibit 99.1

#10 - 24

News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace
(561) 791-5000 ext. 1450

B/E AEROSPACE ANNOUNCES MANAGEMENT CHANGES

WELLINGTON, FL,  December 13, 2010 – BE Aerospace, Inc. (Nasdaq: BEAV) (the “Company”), announced today that Mr. Michael B. Baughan will resign as President and Chief Operating Office of BE Aerospace, Inc. to actively pursue other opportunities.  The Company also announced today that Werner Lieberherr, Senior Vice President and General Manager of the Commercial Aircraft Segment, will be promoted to the position of President and Chief Operating Officer of BE Aerospace, Inc., succeeding Mr. Baughan, effective as of December 31, 2010.

Amin J. Khoury, Chairman and Chief Executive Officer of BE Aerospace, Inc., commented, “Mike Baughan joined the Company early in the Company’s history.  He steadily progressed through the management ranks, serving as VP-Marketing of the Seating Products Group, VP and General Manager of the Seating Products Group, SVP and General Manager of the Commercial Aircraft Segment, before he rose to his current position as President and Chief Operating Officer. Throughout his career at the Company he has been a strong and effective leader.  While we respect his decision to actively pursue opportunities outside the Company, we will miss Mike’s leadership and drive to constantly improve our operations.”

Michael B. Baughan commented, “I have been fortunate to spend much of my career at B/E Aerospace, I am extremely proud of the mark I will be leaving on this dynamic growing company.  Amin and the other members of the senior management team have been terrific to work with and have acted as wonderful partners as we worked together to grow the Company.  While I will miss the relationships I have developed over the years, both inside and outside the Company, I am excited about the opportunities in front of me as I enter this next phase of my career.  I would like to thank the Company, its Board of Directors and the employees for the opportunities afforded to me over the past sixteen years, and wish them all the best for the future.”

Mr. Khoury concluded, “We are fortunate to have an ongoing and highly effective succession planning process at our company.  Werner Lieberherr, who will succeed Mike as President and COO, has been an extraordinarily effective and successful leader who has clearly earned his promotion to the Presidency of the Company.  Prior to joining BE Aerospace, Werner spent 15 years with ABB and Alstom Power Inc., a $19 billion revenue public company, where he served in various senior management positions in Europe, Asia and as President North America. Werner joined B/E Aerospace in May 2006 as Vice President and General Manager of the Commercial Aircraft Segment.  Under his leadership the Commercial Aircraft Segment has substantially improved its operational effectiveness, competitive position and standing with our customers.  In addition, he has successfully grown our market shares, improved product quality, product support, customer satisfaction, and delivered outstanding financial results.  He is a highly effective leader and is well respected internally and throughout the industry. We have every expectation that Werner will continue to enhance the profitability and growth of our business as we enter the industry up-turn, which has now begun.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled "Forward-Looking Statements" contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, the Company does not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.

B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment.  The company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services.  Products for the existing aircraft fleet – the aftermarket – generate approximately 50 percent of sales.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.